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                                                                Exhibit 10.12

                              ASP License Agreement

      This ASP License Agreement ("Agreement") is made by and between cMeRun Corp. ("cMeRun"), a Delaware corporation having a principal place of business at One Cabot Road, Hudson, Massachusetts 01749 ("CMeRun") and Zane Publishing, Inc. an Independent Software Vendor which is a Texas corporation having a principal place of business at 2425 Arbuckle Street, Dallas, TX 75229-4506 ("ISV").

                                    OVERVIEW

      The purpose of this Agreement is to allow cMeRun to host ISV's Software for the purpose of cMeRun or its resellers ("ASP's") offering an application service based on the ISV's Software. The parties intend that cMeRun will implement a solution to offer ISV's applications to end-users. cMeRun will partner with Resellers to offer an ASP service to the Reseller's subscribers. cMeRun will host, manage, and run the Software from a remote server facility. The End User will not download or install the Software to or on his/her device, but instead will access the ASP Service via an Internet browser with the Software remaining resident on the cMeRun server.

1.    Definitions:

      1.1 "End User" means a third party, which is not an affiliate, subsidiary, or associated entity of cMeRun, that has entered into an agreement with, or has made any payment to, an ASP by reason of which such person or entity has become entitled to use the ASP Service. As noted elsewhere in this Agreement, certain Software is prohibited for use by schools, colleges or public libraries or by End Users receiving the ASP Service from an ISP representing the school, college or public library.

      1.2 "ASP Service" means the commercial service which is comprised solely of the Software, as hosted by CMeRun and made available to Resellers and End-Users.

      1.3 "Software" means the object code version, in any form or format, of those ISV software products listed in Schedule A attached hereto and incorporated herein by reference ("Schedule A").

      1.4 "Reseller" means any third party with whom cMeRun contracts to authorize such third party to offer the ASP Service to End Users, except as restricted in the following sentence. The term "Reseller" shall not be any an agent, distributor, wholesaler or similar reseller whose primary (>50%) of their business is selling to schools, colleges and public libraries. Any and all Resellers shall incorporate such restriction ("Title not for use by schools, colleges and public libraries") and display it prominently on the web page which is used to purchase use of and access the Software.

      1.5 "Effective Date" means the date this agreement is signed by both parties to this Agreement.


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2.    Grant of License

      2.1. ISV hereby grants to cMeRun, subject to the terms and conditions in this Agreement, a world-wide (unless otherwise noted on Schedule A), non-exclusive, and non-transferable license (and any other permissions necessary) to (i) store the Software in any number of computers or servers under cMeRun's control and to copy, manipulate or in any other way use the Software as needed for the purposes of testing and developing the ASP Service; (ii) contract with Resellers to allow such Resellers to offer the ASP Service to End Users; and
            (iii) market and demonstrate the Software as part of the ASP Service, and to permit End-Users to access and use the ASP Service as contemplated hereunder ("Application License"). Notwithstanding, the license grant for the titles as noted on Schedule A are only licensed for home use, and specifically not licensed for use by or in schools, colleges and public libraries.

      2.2. cMeRun shall have the sole discretion whether and how to contract with Resellers.

      2.3. Upon written mutual agreement, the parties may from time to time make modifications to Schedule A.

3.    License Fees

      3.1. Reporting and Payment. cMeRun will submit to ISV a usage report in XML and printed format providing a summary accounting of all End Users to whom cMeRun granted access to the ASP Service during the previous month ("Usage Report"). The Usage Report will be provided to ISV in the format identified in Schedule B attached hereto and incorporated herein by reference ("Schedule B"). The delivery of the Usage Report and payment of Licensing Fees as defined in Section 3.2 below will be due to ISV by the 45th day following the month for which usage is being reported.

      3.2. Pricing. cMeRun may determine the fees and charges it imposes on End Users or Resellers at its own discretion. Except as set forth in
            Section 3.3 below, cMeRun agrees to pay, in U.S. Dollars, Software licensing fees to the ISV equal to forty per cent (40%) of the gross amount of revenue (regardless of whether it is ever collected) (i) from Reseller for the ASP Service and (ii) from End Users directly for the ASP Service (the "Licensing Fee").

      3.3. Demonstration Usage. ISV recognizes that cMeRun may decide to offer the Software for demonstration purposes free of charge to Resellers to allow a Reseller's End Users to try the ASP Service, in which case ISV will receive no Licensing Fee therefor; provided, however, that no End User may access any title included in the ASP Service for demonstration purposes without payment of the Licensing Fee to ISV by cMeRun more than once in a twelve month period. cMeRun agrees to use commercially reasonable efforts to ascertain that free access by End Users does not exceed the once in twelve months limitation specified above.


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4.    Support

      4.1. ISV agrees to provide cMeRun with third-level technical support to provide assistance in dealing with issues generated by the operation of the Software. ISV's third-level technical support may be accessed only by cMeRun directly, and not by Resellers or End Users. Both parties agree to provide one key technical contact for conducting discussions related to technical issues with the Software.

      4.2. ASP's and End Users will be entitled to access any of the ISV's on-line support resources directly in accordance with ISV's standard policies and procedures as such may be in effect from time to time.

      4.3. ISV will provide cMeRun with a link, if available, to any on-line support available for Software. ASP's shall have the right to provide links from their service to the ISV's on-line support sites at no additional charge to such ASP's or the End Users.

5.    Intellectual Property

      5.1. Except for the Application License and Trademark License, nothing in this Agreement shall be deemed to convey any rights in the Software or ISV Marks to cMeRun.

6.    Master Copy

      6.1. ISV will provide cMeRun with copies of the Software in electronic format, making it available either for direct download over the Internet or by providing it to cMeRun on a "Gold Master" CD of the Software. ISV will, at no additional charge to cMeRun, provide cMeRun with any Software updates, which shall be governed under the terms of this Agreement as if they were included in the original version of the Software.

7.    Reseller Agreements

      7.1. cMeRun will develop a form agreement for use between cMeRun and a Reseller to govern the provision of the ASP Service to such Reseller and its End Users (the "Reseller Agreement"). Should cMeRun, in its sole discretion, determine to provide the ASP Service to a Reseller, cMeRun shall be solely responsible for presenting the Reseller Agreement to the Reseller and procuring the Reseller's acceptance of its terms, and shall be solely responsible for monthly billings and collection of any fees from the Reseller.

8.    Trademarks

      8.1. ISV hereby grants cMeRun the rights to use those trademarks ("ISV Marks") set forth on Schedule C, attached hereto and incorporated herein by reference ("Schedule C"), in conjunction with the ASP Service or otherwise in accordance with terms of this Agreement ("Trademark License"). cMeRun shall have the right to assign this


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            Trademark License to any Resellers upon terms substantially similar to those in Sections 8.1, 8.3, and 8.4.

      8.2. ISV will provide cMeRun with electronic and print copies, as reasonably requested by cMeRun, of the ISV Marks upon execution of this Agreement.

      8.3. cMeRun agrees not to alter the ISV's trademarks, logos, or copyright notices or the designs of any of the Software.

      8.4. Except for the Trademark License, nothing in this Agreement shall be deemed to convey any rights in the ISV Marks to cMeRun. cMeRun acknowledges and agrees that any and all use of the trademarks by cMeRun hereunder shall inure to the benefit of ISV.

9.    Term and Termination

      9.1. This Agreement shall commence on the Effective Date identified below and shall continue in force for an initial term of one (1) year from the Effective Date. Upon the expiration of this initial term or any renewal term, this Agreement shall be renewed for additional one-year terms mutually agreed to in advance by both parties. Either party may terminate this Agreement by giving the other party written notice of its intent to terminate this Agreement at least sixty (60) days prior to any such renewal.

      9.2. Either party shall have the right to terminate this Agreement due to a material breach by the other that is not cured within thirty (30) days after receipt of written notice of such breach, such notice to be sent by registered mail.

      9.3.  Upon termination of this Agreement, cMeRun shall:

            9.3.1 immediately cease making the ASP Service available to
                  Resellers or End Users.

            9.3.2 If termination was due to reasons other than a monetary default, then cMeRun shall be permitted, if necessary under any Reseller agreements, to continue making the ASP Service available for a period of time beyond termination, the all terms of this Agreement other than Section 9.1 shall continue in full force and effect until such time as the last of such obligations ceases to exist (the "Extension Period"), so long as any such Extension Period shall not exceed six (6) months.

            9.3.2 upon termination or the expiration of the Extension Period, immediately remove or otherwise destroy all Software provided pursuant to this Agreement from its servers or tangible media.

            9.3.3 upon termination or the expiration of the Extension Period, immediately cease to use the ISV Marks under the Trademark License.


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            9.3.4 submit, within thirty (30) days of termination or the expiration of the Extension Period, a final Usage Report reporting any End User usage up to the date of such termination or expiration which has not been previously been reported to ISV.

10.   Public Announcements

      10.1. The parties agree that all press releases related to this Agreement or the relationship between the parties shall require the approval of each party. Written consent shall not be unreasonably withheld or delayed. Within a reasonable period of time following the effective date of this Agreement, the parties agree to jointly issue a press release announcing the relationship identified in this Agreement.

11.   Audit Rights

      11.1. No more frequently than once during any consecutive twelve-month period, ISV shall have the right, at ISV's expense and with at least ten (10) days prior written notice to cMeRun, to audit cMeRun's financial records relating to the calculation of royalties due ISV. In the event such audit reveals a written accounting to be deficient, cMeRun shall promptly remit the amount due to ISV. If a deficit is in excess of ten percent (10%), cMeRun shall reimburse ISV for the all reasonable costs associated with the audit.

12.   Confidentiality

      12.1. Confidential Information is that information or know-how identified as being confidential, or, given the circumstances surrounding disclosure, should in good faith be treated as confidential. Both parties agree (i) not to use Confidential Information for any purpose other than in furtherance of this Agreement,; (ii) not to disclose, or permit any third party or entity access to, Confidential Information (or any portion thereof) without prior written permission of the other party (except such disclosure or access as is required to perform any obligations under this Agreement); and (iii) to ensure that any employees or other third parties who receive access to Confidential Information are advised of the confidential and proprietary nature thereof and are prohibited from copying, utilizing or otherwise revealing said Confidential Information except in furtherance of this Agreement. Notwithstanding anything herein to the contrary, no obligation or liability shall accrue under the Agreement for any information that is (i) available to the public other than by a breach of an agreement with the disclosing party; (ii) rightfully received from a third party not in breach of any obligation of confidentiality;
            (iii) independently developed by one party without access to the Confidential Information of the other; (iv) known to the receiving party at the time of disclosure; or (v) produced in compliance with applicable law or a court order, upon advise of counsel, provided that other party is given reasonable notice of such law or order and an opportunity to attempt to preclude or limit such production. Without limiting the foregoing, each of the parties agrees to employ with regard to Confidential


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            Information protective procedures which are no less restrictive than the strictest procedures used by it to protect its own confidential and proprietary information.

13.   Indemnification

      13.1. Indemnification by cMeRun. ISV shall have no liability for, and cMeRun shall defend, hold harmless and indemnify ISV against, any claim of intellectual property or trade secret infringement or misappropriation based on (a) cMeRun's combination of the Software with a program or data not supplied by ISV, if such claim would have been avoided had such combination not occurred, or (b) use of the Software in a manner inconsistent with this Agreement; provided that cMeRun is notified promptly by ISV in writing of any such claim and has sole control over its defense or settlement, and ISV provides reasonable assistance (at cMeRun's expense and reasonable request) in the defense of the same. Notwithstanding the foregoing, cMeRun shall not make any settlement which in any way affects the rights or property of ISV without the prior written consent of ISV.

      13.2. Indemnification by ISV. ISV warrants that it is the owner of the Software and to all enhancements and modifications thereto; that it has the right and authority to grant the rights set forth in Section 2 hereof; and that cMeRun's use of the Software as contemplated by this Agreement will not infringe any third party's patent, copyright, trade secret, trademark or other proprietary right. ISV agrees to indemnify, hold harmless and defend cMeRun from and against any and all damages, costs, and expenses incurred in connection with a claim which, if true, would constitute a breach of this warranty by ISV, or is the result of harmful, malicious, or grossly negligent acts or omissions of the ISV, provided that ISV is notified promptly by cMeRun in writing of any claim and has sole control over its defense or settlement and cMeRun provides reasonable assistance (at ISV's expense and reasonable request) in the defense of same.

14.   Disclaimer of Warranties

      14.1. EXCEPT FOR THE WARRANTY IN SECTION 13.2, NEITHER PARTY MAKES ANY WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO IMPLIED WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE AND WARRANTIES OF MERCHANTABILITY.


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15.   Limitation and Exclusion of Liability

      15.1. THE MAXIMUM COLLECTIVE LIABILITY OF CMERUN, INCLUDING ITS OFFICERS, DIRECTORS, EMPLOYEES, AND AGENTS, FOR ANY DAMAGES ARISING HEREUNDER SHALL BE LIMITED SOLELY TO THE AMOUNT PAID BY CMERUN TO ISV HEREUNDER DURING THE ONE-YEAR PERIOD IMMEDIATELY PRECEDING THE ACCRUAL OF CLAIM GIVING RISE TO SUCH DAMAGES.

      15.2. The damages recoverable by either party upon a breach of this Agreement by the other shall be limited to those damages, if any, that are directly and proximately caused by the breach and that the non-breaching party was unable to mitigate despite reasonable efforts to do so. In no event will either party be liable to the other party for loss of profits, or special, indirect, incidental, punitive, consequential, or exemplary damages, including but not limited to damages which may result from business interruption, lost business revenue or economic loss or any claim by a third party, including costs or legal expenses, in connection with the supply, use or performance of the Software or any breach of this Agreement. The restrictions of this section shall apply without regard to the nature of the party's claim, the forum in which its claims are asserted, or prior warnings about the possibility of damages outside the scope of this section.

16.   General Provisions

      16.1. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts, without reference to conflicts of law principles.

      16.2. Entire Agreement. This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter herein and merges all prior discussions between them. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing and signed by both parties.

      16.3. Notices. All notices and other communications hereunder shall be in writing and shall be deemed effective when delivered by hand, confirmed facsimile transmission, or upon receipt when mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the addresses listed in this Agreement (or at such other address for a party as shall be specified by like notice). Notwithstanding this clause, all reporting by cMeRun described in Section 3.1 of this Agreement may be in electronic format.

      16.4. Independent Contractors. The parties to this Agreement are independent contractors. Nothing contained in this Agreement shall be construed to (i) give either party the power to direct or control the day-to-day activities of the other, (ii) constitute the parties as partners, joint ventures, co-owners or otherwise as participants in a joint or common


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            undertaking, or (iii) allow either party to create or assume any obligation on behalf of the other party for any purpose whatsoever.

      16.5. Force Majeure. Except for the obligation to make payments, nonperformance of either party shall be excused to the extent the performance is rendered impossible by strike, fire, flood, governmental acts or orders or restrictions, failure of suppliers, or any other reason where failure to perform is beyond the reasonable control of and is not caused by the negligence of the non-performing party.

      16.6. Non-assignability and Binding Effect. Neither party shall assign this Agreement to any third party without the prior written consent of the other party, provided, however, that the merger or consolidation of one party into, or the sale of all or substantially all of the assets of such party to, a third party shall not be deemed to be an assignment. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their permitted successors and assigns.

      16.7. Legal Expenses. The prevailing party in any legal action brought by one party against the other and arising out of this Agreement shall be entitled, in addition to any other rights and remedies it may have, to reimbursement of its expenses, including court costs and reasonable attorneys' fees.

      16.8. Survival. The provisions of Sections 1, 12.1, 13.1, 13.2, 14.1, 15.1, 15.2, 16.1, 16.3, and 16.7 shall survive any terminate of this Agreement.

      16.9. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

                            -------------------------


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      IN WITNESS WHEREOF, the parties have executed this Agreement as of the
Effective Date set forth below.

CMeRun Corp.                           ISV

/s/ David W. Myers                     /s/ Nicholas Tee
-------------------------------------  -------------------------------------
Signature                              Signature

David W. Myers                         NICHOLAS TEE
-------------------------------------  -------------------------------------
Name (Print)                           Name (Print)

President                              C.E.O.
-------------------------------------  -------------------------------------
Title (Print)                          Title (Print)

Effective Date:
                ---------------------

cMeRun Corp. Information               ISV Information
--------------------------------------------------------------------------------
Street address and/or PO Box           Street address and/or P0 Box
One Cabot Road                         2425 Arbuckle Street
--------------------------------------------------------------------------------
City & State/Province                  City & State/Province
Hudson, MA                             Dallas, TX
--------------------------------------------------------------------------------
Postal code and Country                Postal code and Country
01749, USA                             75229-4506, USA
--------------------------------------------------------------------------------
Contact name and title                 Contact name and title
Carol Agranat,                         Reed Bilbray
Business Development Mgr.
--------------------------------------------------------------------------------
Phone number                           Phone number
978-567-6800                           (972) 488-9263 x223
--------------------------------------------------------------------------------
Fax number                             Fax number
978-567-5948                           (972) 488-9498
--------------------------------------------------------------------------------
E-mail address                         E-mail address
cagranat@cmerun.com                    reed@zane.com
--------------------------------------------------------------------------------


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                                   Schedule A
                            Product List and pricing

                     PRODUCT TITLE                               Restrictions
   MUSIC & ART (39 titles)
Great Composers: Bach, Schumann, Rakhmaninov                      Home Only
Great Composers: Handel, Chopin, Debussy                          Home Only
Great Composers: Mozart, Mendelssohn, Dvorak                      Home Only
Great Composers: Beethoven, Grieg, Hanson                         Home Only
Great Composers: Haydn, Tchaikovsky, Ravel                        Home Only
Great Composers: Schubert, Brahms, Strauss                        Home Only
Fundamentals of Music: Dynamics & Tone                            Home Only
Fundamentals of Music: Rhythm & Melody                            Home Only
Music Appreciation: Appreciating the Orchestra                    Home Only
Music Appreciation: Instruments of the Symphony Orchestra         Home Only
Music Appreciation: Making Music: The Symphony Orchestra          Home Only
History of Music: Through the Classical Period                    Home Only
History of Music: Romanticism to Contemporary                     Home Only
History of Music: The Art of Listening                            Home Only
History of Music: Music and Culture                               Home Only
History of Music: American Folk Music                             Home Only
History of Music: History of Jazz                                 Home Only
Art & Music: The Medieval Era                                     Home Only
Art & Music: The Renaissance                                      Home Only
Art & Music: The Baroque                                          Home Only
Art & Music: The Eighteenth Century                               Home Only
Art & Music: Romanticism                                          Home Only
Art & Music: Impressionism                                        Home Only
Art & Music: The Twentieth Century                                Home Only
Art & Music: Surrealism                                           Home Only
History through Art: Ancient Greece                               Home Only
History through Art: Ancient Rome                                 Home Only
History through Art: The Middle Ages                              Home Only
History through Art: The Renaissance                              Home Only
History through Art: The Baroque                                  Home Only
History through Art: The Enlightenment                            Home Only
History through Art: Romanticism                                  Home Only
History through Art: The Pre-Modem Era                            Home Only
History through Art: The Twentieth Century                        Home Only
Native American and Colonial Art                                  Home Only
Native American Rock Art of the Southwest                         Home Only
Great Works of Art Explained, Part I                              Home Only
Great Works of Art Explained, Part II                             Home Only
The Art of Seeing                                                 Home Only

   LITERATURE (50 titles)
Myths & Legends: Greek Mythology I                                Home Only
Myths & Legends: Greek Mythology II                               Home Only
Myths & Legends: The Voyages of Ulysses and Aeneas                Home Only


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Myths & Legends: African, Arabic, Celtic, and Norse
Mythologies                                                       Home Only
N.C. Wyeth's Illustrated Classics: Kidnapped:
Imaginative/Narrative Writing                                     Home Only
N.C. Wyeth's Illustrated Classics: Robinson Crusoe:
Analytical/Expository Writing                                     Home Only
N.C. Wyeth's Illustrated Classics: The Yearling:
Practical/Informative Writing                                     Home Only
N.C. Wyeth's Illustrated Classics: Treasure Island:
Sensory/Descriptive Writing                                       Home Only
American Literature: A Literary History: Common Sense--The
Last of the Mohicans                                              Home Only
American Literature: A Literary History: Little Women--The
Call of the Wild                                                  Home Only
American Literature: A Literary History: The Jungle--The
Grapes of Wrath                                                   Home Only
American Literature: A Literary History: Catch-22--The Color
Purple                                                            Home Only
American Literature: Time, Life, & Works of Nathaniel
Hawthorne                                                         Home Only
American Literature: Time, Life, & Works of Henry David
Thoreau                                                           Home Only
American Literature: Time, Life, & Works of Walt Whitman          Home Only
American Literature: Time, Life, & Works of Ernest Hemingway      Home Only
British Literature: A Literary History: Beowulf--Hamlet           Home Only
British Literature: A Literary History: Paradise
Lost--Ivanhoe                                                     Home Only
British Literature: A Literary History: Lyrical
Ballads--Silas Marner                                             Home Only
British Literature: A Literary History: The War of the
Worlds--Brave New World                                           Home Only
British Literature: Time, Life, & Works of Geoffrey Chaucer       Home Only
British Literature: Time, Life, & Works of William
Shakespeare                                                       Home Only
British Literature: Time, Life, & Works of William
Wordsworth                                                        Home Only
British Literature: Time, Life, & Works of Charles Dickens        Home Only
British Literature: Time, Life, & Works of Thomas Hardy           Home Only
British Literature: Shakespeare's London                          Home Only
British Literature: Shakespeare's Theater                         Home Only
World Literature: The Ancient World--The Renaissance              Home Only
World Literature: The Enlightenment--The Twentieth Century        Home Only
The Writing Series: From the Classics--Great Themes               Home Only
The Writing Series: Short Story Writing                           Home Only
Women in Literature: Heroines, Sirens, Shrews                     Home Only
Women in Literature: Novelists, Playwrights, Poets                Home Only
Science Fiction and Fantasy                                       Home Only
Literature As Art: Understanding Drama                            Home Only
Literature As Art: Understanding Short Fiction                    Home Only
Literature As Art: Understanding Poetry                           Home Only
Literature As Art: Understanding Biographies                      Home Only
History through Literature: Civilization & Writing                Home Only
History through Literature: Imperialism and Progress              Home Only
History through Literature: Industry and Enlightenment            Home Only
History through Literature: New Worlds and new Ideas              Home Only
History through Literature: Renaissance and Reformation           Home Only
History through Literature: Romanticism and Revolution            Home Only
History through Literature: The Early 20th Century                Home Only
History through Literature: The Early Middle Ages                 Home Only
History through Literature: The Late 20th Century                 Home Only
History through Literature: The Late Middle Ages                  Home Only
History through Literature: The World in Greek Times              Home Only
History through Literature: The World in Roman Times              Home Only


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   SCIENCE (74 titles)
Elementary Science: Animals                                      Home Only
Elementary Science: Plants                                       Home Only
Elementary Science: The Earth                                    Home Only
Elementary Science: The Solar System                             Home Only
Elementary Science: The Human Body                               Home Only
Junior Science: Earth's Natural Resources                        Home Only
Junior Science: Ecology I                                        Home Only
Junior Science: Ecology II                                       Home Only
Junior Science: The Earth                                        Home Only
Junior Science: Understanding Weather and Climate                Home Only
Junior Science: The Universe                                     Home Only
Junior Science: Plants & Animals                                 Home Only
Junior Science: Life Science Patterns                            Home Only
Junior Science: The Oceans                                       Home Only
Junior Science: Introducing Oceanography                         Home Only
Junior Science: The Amazing Coral Reef                           Home Only
Junior Science: How Plants are Classified                        Home Only
Junior Science: Simple Photosynthetic Organisms: From Algae
to Ferns                                                         Home Only
Junior Science: Seed Plants: Gymnosperms and Angiosperms         Home Only
Junior Science: Introduction to the Microscope                   Home Only
Junior Science: The Five Senses                                  Home Only
Junior Science: Observing Living Things: Oceans &                Home Only
Rainforests
Junior Science: Clouds and What They Mean                        Home Only
Junior Science: Details of Weather and Climate                   Home Only
Junior Science: Physical Features of the Earth                   Home Only
                                                                 North America
Isaac Asimov's Library of the Universe: Astronomy                Only; Home Only
                                                                 North America
Isaac Asimov's Library of the Universe: Space Exploration        Only; Home Only
                                                                 North America
Isaac Asimov's Library of the Universe: Space Speculation        Only; Home Only
                                                                 North America
Isaac Asimov's Library of the Universe: The Universe             Only; Home Only
                                                                 North America
Isaac Asimov's Library of the Universe: The Solar System         Only; Home Only
                                                                 North America
Isaac Asimov's Library of the Universe: The Inner Planets        Only; Home Only
                                                                 North America
Isaac Asimov's Library of the Universe: The Outer Planets        Only; Home Only
What is Science?: What is Science?                               Home Only
What is Science?: What is Biology?                               Home Only
What is Science?: What is Earth Science?                         Home Only
What is Science?: What is Physics?                               Home Only
What is Science?: What is Chemistry?                             Home Only
Animal Classification: How Animals Are Classified                Home Only
Animal Classification: The Classification of Vertebrates         Home Only
Animal Classification: Classification of Simple Organisms
and Invertebrates                                                Home Only
Survey of the Animal Kingdom: Sponges, Anemones, Corals, and
Flatworms
Survey of the Animal Kingdom: Molluscs, Segmented Worms, and
Minor Phyla
Survey of the Animal Kingdom: Insects--Springtails through
Wasps and Bees
Survey of the Animal Kingdom: Noninsect Arthropods and
Echinoderms


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Survey of the Animal Kingdom: Urochordates and Craniata
through Fish
Survey of the Animal Kingdom: Amphibians and Reptiles
Survey of the Animal Kingdom: Birds--Ostriches through
Guinea Fowl
Survey of the Animal Kingdom: Birds--Cranes through
Passerines
Survey of the Animal Kingdom: Mammals--Echidna through
Whales
Survey of the Animal Kingdom: Mammals--Canids through Sheep
Encyclopedia of U.S. Endangered Species
Biological Sciences: The Five Kingdoms of Life                   Home Only
Biological Sciences: Cell Biology I                              Home Only
Biological Sciences: Cell Biology II                             Home Only
Biological Sciences: Biochemistry I                              Home Only
Biological Sciences: Biochemistry II                             Home Only
Biological Sciences: Genetics                                    Home Only
Biological Sciences: Heredity                                    Home Only
Biological Sciences: Evolution                                   Home Only
Biological Sciences: Biomes I                                    Home Only
Biological Sciences: Biomes II                                   Home Only
Biological Sciences: Ecosystems                                  Home Only
Biological Sciences: Botany                                      Home Only
Biological Sciences: Plant Anatomy                               Home Only
Biological Sciences: Introduction to Vertebrates                 Home Only
Biological Sciences: The Structure of the Cell                   Home Only
Biological Sciences: The Drama of Reproduction                   Home Only
Health: Girl to Woman                                            Home Only
Health: Boy to Man                                               Home Only
Health: Labor and Delivery for Teens                             Home Only
Health: Communicable and Noncommunicable Diseases                Home Only
Social Sciences: Psychology, Interactive Edition
Social Sciences: Discovering Psychology
Social Sciences: Discovering Sociology

   SOCIAL STUDIES (78 titles)
Elementary U.S. History: Exploring and Colonizing                Home Only
Elementary U.S. History: Becoming a Nation                       Home Only
Elementary U.S. History: Expanding Our Nation                    Home Only
Elementary U.S. History: Staying One Nation                      Home Only
American Pioneering Experience: Covered Wagons and Westward
Expansion                                                        Home Only
American Pioneering Experience: Daniel Boone and the
American Pioneering Experience                                   Home Only
American Pioneering Experience: Mountain Men and Gold Seekers Home Only American Pioneering Experience: Ohio Boatmen and the
Pioneering Farmers                                               Home Only
American Pioneering Experience: Old Texas and the Trail
Drivers                                                          Home Only
Elementary World History: Cradles of Civilization                Home Only
Elementary World History: Exploring Ancient Egypt                Home Only
Elementary World History: The Greek and Roman World              Home Only
Native American History: The First Americans: The
PaleoIndians                                                     Home Only
Native American History: Agricultural Indians of Texas: Past
& Present                                                        Home Only
Native American History: From the Plains: Texas Buffalo
Hunters and Warriors                                             Home Only
African American History: The Struggle for Equal Rights          Home Only
African American History: The Struggle for Freedom               Home Only
African American History: A Cultural Heritage                    Home Only


Confidential                      Page 13 of 17               Drafted on 9/15/00
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African American History: Leading Black Americans I              Home Only
African American History: Leading Black Americans II             Home Only
U.S. History: Jacksonian Democracy                               Home Only
U.S. History: The Civil War--Two Views                           Home Only
U.S. History: Reconstruction                                     Home Only
U.S. History: The American West                                  Home Only
U.S. History: The Great Depression                               Home Only
U.S. History: U.S. Government (1783 - 1865)                      Home Only
U.S. History: U.S. Government (1866 - 1977)                      Home Only
U.S. History: Foreign Policy (1788 - 1933)                       Home Only
U.S. History: Foreign Policy (1933 - 1963)                       Home Only
U.S. History: Social Reform Movements                            Home Only
U.S. History: Discovering American History
U.S. History: The American Journey, Interactive Edition
U.S. History: Government by the People, Interactive Edition
Encyclopedia of U.S. Postage Stamps
World History: European History: Columbus and the Age of
Discovery                                                        Home Only
World History: European History: The Thirty Years' War           Home Only
World History: European History: The French Revolution           Home Only
World History: European History: The Rise & Fall of the
British Empire                                                   Home Only
World History: European History: Imperialism                     Home Only
World History: European History: The Making of the German
Nation                                                           Home Only
World History: European History: The Industrial Revolution       Home Only
World History: European History: The Scientific Revolution       Home Only
World History: Nineteenth Century: The Napoleonic Era            Home Only
World History: Nineteenth Century: Nineteenth-Century
Nationalism                                                      Home Only
World History: Nineteenth Century: The 1848 Revolutions          Home Only
World History: Nineteenth Century: The Victorian Era             Home Only
World History: Nineteenth Century: The Ideas of Karl Marx        Home Only
World History: Twentieth Century: Twentieth-Century
Nationalism                                                      Home Only
World History: Twentieth Century: The Russian Revolution         Home Only
World History: Twentieth Century: Causes of World War I          Home Only
World History: Twentieth Century: Fascist Dictatorships          Home Only
World History: Twentieth Century: Causes of World War II         Home Only
World History: Twentieth Century: My Brother's Keeper            Home Only
World History: The Western Heritage, Interactive Edition
World History: Discovering World History
Crime Collection: World Encyclopedia of Organized Crime
Crime Collection: World Encyclopedia of Con Artists &
Confidence Games
Crime Collection: Encyclopedia of Criminal Language
Crime Collection: World Encyclopedia of 20th Century Murder
Crime Collection: World Encyclopedia of Assassination
Crime Collection: Encyclopedia of Western Lawmen & Outlaws
Crime Collection: Encyclopedia of the JFK Assassination
Religious Studies: Christianity and Civilization                 Home Only
Religious Studies: Religions of the World                        Home Only
U.S. Geography: The Land & Its People                            Home Only
U.S. Geography: Alaska & Hawaii                                  Home Only
U.S. Geography: The Northeast                                    Home Only
U.S. Geography: The Southeast                                    Home Only


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

U.S. Geography: Florida: The Sunshine State                      Home Only
U.S. Geography: The Midwest                                      Home Only
U.S. Geography: The Rockies                                      Home Only
U.S. Geography: The Southwest                                    Home Only
U.S. Geography: The West                                         Home Only
U.S. Geography: Texas: The Lone Star State                       Home Only
World Geography: Lollipop Dragon Goes Continental                Home Only
World Geography: Lollipop Dragon Explores Communities            Home Only
World Geography: Maps and Globes: A Thorough Understanding       Home Only

   REFERENCE (18 titles)
American Concise Encyclopedia
Merriam-Webster's Dictionary
Merriam-Webster's Dictionary w/ Thesaurus
Merriam-Webster's Dictionary w/ Thesaurus & Concise
Encyclopedia
Merriam-Webster's Intermediate Dictionary
Merriam-Webster's Intermediate Dictionary w/ Thesaurus
Merriam-Webster's Intermediate Dictionary w/ Thesaurus &
Concise Encyclopedia
Merriam-Webster's 10th Collegiate Dictionary
Merriam-Webster's 10th Collegiate Dictionary w/ Thesaurus Merriam-Webster's 10th Collegiate Dictionary w/ Thesaurus &
Concise Encyclopedia
Merriam-Webster's Biographical Dictionary
Merriam-Webster's Medical Dictionary
Merriam-Webster's Encyclopedia of Literature
The Merriam-Reference Reference Library (5 Dictionaries &
Thesaurus)
Library Skills: Using the Almanac                                Home Only
Library Skills: Using the Atlas                                  Home Only
Library Skills: Using the Dictionary                             Home Only
Library Skills: Using the Encyclopedia                           Home Only

   SPECIAL INTEREST (5 titles)
Multimedia POWERTALK! w/Tony Robbins & Paul Zane Pilzer
Dr. Schiller's Chess: How to Play Chess
Dr. Schiller's Chess: Chess Game (this not a PowerCD title)
Dr. Schiller's Chess Starter Set
Zane Publishing's Complete Multimedia Course for the SAT
(this not a PowerCD title) -2 CD-ROMs


Confidential                      Page 15 of 17               Drafted on 9/15/00

                                   Schedule B
                                Reporting Format

CMeRun will provide to ISV a monthly report with the following information in the format identified in the ASP Licensing Agreement.

      o     ASP Name
      o     Month for report
      o     ISV Part number
      o     Product description
      o     Unit price/Royalty rate
      o     Total number of end users
      o     Total quantity due to ISV


Confidential                      Page 16 of 17               Drafted on 9/15/00

                                   Schedule C
                                    ISV MARKS

PowerCD is a registered trademark and American Concise Encyclopedia is a trademark of Zane Publishing, Inc. All other registered trademarks and trademarks associated with any Software is owned by their respective owners.


Confidential                      Page 17 of 17               Drafted on 9/15/00